UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2023

Date of Report (Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	0-24368 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
5718 W Dannon Way, Suite B, West Jordan, Utah (Address of principal executive offices)		84081 (Zip code)

Registrant’s telephone number, including area code: 801-568-5111

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 28, 2023, Flexpoint Sensor Systems, Inc. engaged Fruci & Associates II, PLLC Certified Public Accountants, as our independent registered public accounting firm. The decision to engage Fruci & Associates II, PLLC was approved by our board of directors. During the two most recent fiscal years ended December 31, 2022 and 2021, and up to the date of engagement, neither we nor anyone on our behalf consulted with Fruci & Associates II, PLLC regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Fruci & Associates II, PLLC concluded was an important factor considered by Flexpoint Sensor Systems, Inc. in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2023	FLEXPOINT SENSOR SYSTEMS, INC. By: /s/Clark M. Mower Clark M. Mower President and Chief Executive Officer